Exhibit No. EX-99.23(g)(1)(d)


                                    EXHIBIT B
                                    ---------

                        RIDER TO GLOBAL CUSTODY AGREEMENT
                          CASH TRADE EXECUTION PRODUCT
                                 (UNITED STATES)

         This Rider to Global Custody Agreement (this "Rider") amends and supplements the Global Custody Agreement (the "Agreement"), dated April 4, 2003 by and between Gartmore Variable Insurance Trust ("Customer"), on behalf of each of its current, and any future, series of shares of beneficial interest (each series, a "Fund," and collectively, the "Funds"), and JPMorgan Chase Bank, N.A. ("Bank").

         Capitalized terms in this Rider that are not defined herein have the meaning set forth in the Agreement. For purposes of the Agreement and this Rider, Bank shall treat each Fund as a separate customer and shall establish and maintain separate accounting for, and identify on its books and records and those of its Subcustodians, the assets and liabilities of each Fund, shall establish and maintain separate records of the assets and liabilities of each Fund, and shall account for and remit the interests, income and expenses of each Fund separately under the Agreement as such interests, income and expenses are or become applicable to such Fund.

1.       JOINT ACCOUNT

         (a) Subject to the terms and conditions of this Rider, Bank shall place cash held in Account(s) of Fund(s) as of the applicable cut-off time listed on Schedule A to this Rider ("Schedule A"), which Customer has not notified Bank as being needed to settle pending trades or to effect Customer's cash instructions, into a joint account ("Joint Account") as a separate account into which Bank may deposit on behalf of Customer daily all, or a portion of, its cash balance pursuant to the terms and conditions hereof; PROVIDED THAT only Funds and other investment companies and other funds that are advised or sub-advised by the investment adviser of Customer, or by an entity controlling, controlled by or under common control with the investment adviser of Customer (each such Fund, company or fund, individually, a "Participant," and collectively, the "Participants") may participate in such a Joint Account.

         (b) Each Participant shall participate in a Joint Account on the same basis as any other Participant in the Joint Account and one Fund or other Participant shall not be in a less favorable position than the other Funds or Participants with respect to the Joint Account and investments of assets held in the joint accounts. A Participant participating in a Joint Account shall not necessarily have such Participant's cash invested in every Cash Instrument, as defined below, purchased though the Joint Account. To the extent that a Participant's cash is applied to a particular Cash Instrument, the Participant shall participate in and own such Participant's proportional share of such Cash Instrument, and any income earned or accrued thereon, based upon the percentage of the Cash Instrument that was purchased with monies that were contributed by such Participant.

2.       SHORT-TERM INVESTMENTS

         (a) The cash in the Joint Account shall be invested in short-term investments (including undivided interests in such investments held in common with other Participants that are customers of Bank) of the type set forth on

Schedule A ("Cash Instruments"). Each Fund shall remain fully responsible for overdrafts of its Deposit Account or Custody Account resulting from the placement of cash in a Joint Account and invested in a Cash Instrument.

         (b) The placement of cash into Cash Instruments shall be limited to cash held in the currencies, and shall be subject to the minimum balance requirements, set forth in Schedule A. Bank may enter into Cash Instrument transactions on behalf of Fund(s) with any of the counterparties listed on Schedule B to this Rider ("Schedule B"). Bank may make additions to and deletions from Schedules A or B, PROVIDED that (i) Customer must consent to the addition of any type of instrument to those eligible as Cash Instruments and
(ii) Customer must approve any additions of counterparties listed in Schedule B. Customer may instruct Bank to delete any of the counterparties listed in Schedule B.

3.       INTERESTS IN CASH INSTRUMENTS

         (a) Each and every Fund's proportionate share of every Cash Instrument shall be deemed a Financial Asset of the Customer's Custody Account and shall constitute a Securities Entitlement with respect to which the Customer at all times shall constitute the Entitlement Holder, on behalf of the applicable Funds. Customer's interest in any Cash Instruments shall be subject to the terms and conditions imposed by the applicable counterparty, local law or local governmental authorities. Bank shall not perform tax reclaim services with respect to Cash Instruments purchased under this Rider. Cash Instruments are not liabilities of or guaranteed by Bank. Bank shall not be responsible for any losses incurred by Customer or any of its Funds in the event of the insolvency or failure of any counterparty with respect to a Cash Instrument.

         (b) Bank and Customer shall not allow any Participant to create a negative balance in any Joint Account for any reason; PROVIDED that each Participant shall be permitted to draw down such Participant's entire balance in a Joint Account at any time; and PROVIDED FURTHER, that the investment adviser of the Participant approves of the draw-down in an Instruction to the Bank. In addition, each Participant shall retain the sole rights of ownership to any of such Participant's assets invested in the Cash Instruments, including interest payable on such Assets that are invested in the Cash Instruments.

         (c) Bank acknowledges and agrees that it is acting as agent for the Customer and each Fund, respectively, in connection with any trades or transactions in Cash Instruments entered into by the Bank for or on behalf of the Customer or one or more Funds under or in connection with this Rider. For purposes of each transaction in repurchase agreements, the Bank shall indicate by book entry all Financial Assets credited to Customer's Custody Account.

4.       SALE OF SHORT-TERM INVESTMENTS.

         (a) Cash Instruments that are held in a Joint Account generally shall not be sold prior to maturity unless:

             (i) a Participant's Adviser instructs the Bank that the investment no longer presents minimal credit risks for the Participant;
              (ii) a Participant's Adviser instructs the Bank that the investment no longer satisfies the investment criteria of all of the Participants participating in the investment because of a credit downgrading or otherwise; or

              (iii) in the case of a repurchase agreement, the counterparty defaults.

         (b) The Bank may sell any Cash Instrument (or fractional portion thereof) on behalf of some or all of the Participants prior to the maturity of the Cash Instrument; PROVIDED, that the cost of this transaction shall be allocated solely to the selling Participant(s) and the transaction shall not adversely affect the other Participant(s) participating in the Joint Account. In no case shall a sale prior to maturity by less than all of the Participants be permitted unless the Adviser of each of the Participants participating in the Joint Account instructs the Bank that the sale would not reduce the principal amount or yield that is received by the other Participant(s) in the Joint Account, or otherwise would adversely affect the other Participant(s). Each Participant in a Joint Account shall be deemed to have consented to the sale and partition of the Cash Instruments in the Joint Account.

5.       COMPENSATION OF BANK

         Bank shall be entitled to an administration fee for placing cash of each Fund in a Joint Account and investing the cash in Cash Instruments, which shall be paid out of interest paid on the undivided interest of such Fund in the various Cash Instruments in exact proportion to the interest of such Fund in such Cash Instruments. Any interest earnings on Cash Instruments reflected on statements or confirmations shall be net of Bank's administrative fee. Upon request, Bank shall disclose the fees charged to each Fund with respect to Cash Instruments in which such Fund invested without charge to Customer or the Fund.

6.       TERMINATION

         This Rider can be terminated by Bank or Customer upon written notice in the same manner as set forth in the Agreement. In the event of a conflict of the terms hereof and the terms of the Agreement, the terms hereof shall govern.

JPMORGAN CHASE BANK, N.A.                  GARTMORE VARIABLE
                                           INSURANCE TRUST, on behalf of each
                                           of its current and future Funds


By /s/ Ellen E. Crane                      By /s/ William J. Baltrus
   -----------------------------              ----------------------------------
NAME:  Ellen E. Cranee                     NAME:
TITLE: Vice President                      TITLE:

                       SCHEDULE A (UNITED STATES CONTRACT)
           CURRENCIES AND INSTRUMENTS USED FOR CASH TRADE EXECUTION(1)

CURRENCIES, MINIMUM BALANCES AND CASH INSTRUCTION CUT-OFF TIMES:

-----------------------------------------------------------------------------------------------------------------------
         CURRENCY                 MINIMUM BALANCE                                 EST CASH SWEEP TIME
                                                                       (SUBJECT TO CHANGE ON NOTICE BY THE BANK)
---------------------------- -------------------------- ---------------------------------------------------------------
US Dollar                    None                       2:00 P.M. Same Day
---------------------------- -------------------------- ---------------------------------------------------------------

---------------------------- -------------------------- ---------------------------------------------------------------

---------------------------- -------------------------- ---------------------------------------------------------------


CASH INSTRUMENTS:


------------------------------------------------------- -------------------------------------------
                   CASH INSTRUMENT                                        MAXIMUM MATURITY
------------------------------------------------------- -------------------------------------------
Demand Deposit                                          Overnight
------------------------------------------------------- -------------------------------------------
Time Deposit                                            90 days
------------------------------------------------------- -------------------------------------------
Repurchase Agreement(2)                                 Overnight
------------------------------------------------------- -------------------------------------------


Effective Date:            ___________________________________


Initials (Required only initially and for revisions adding types of eligible Cash Instruments)

    The Customer, on behalf of each Fund, and other Participants (3): __________ The Adviser, on behalf of each Participant (3): ____________
    The Bank:            ___________________________________

------------
(1) Subject to change on notice by the Bank, except that the consent of the applicable Participant and its Adviser shall be required for the addition of any eligible Cash Instrument.
(2) Repurchase agreements will be secured by collateral consisting of U.S. Securities that is deemed acceptable to the Bank.* The value of the instruments collateralizing the repurchase agreement shall be at least equal to the purchase price multiplied by at least 102%, measured at the time at which the repurchase agreement is entered into and, for purposes of Rule 5b-3 adopted under the Investment Company Act of 1940, as amended, the value of such instruments (reduced by the transaction costs (including loss of interest) that the applicable Fund reasonably could expect to incur if the seller defaults) shall be, and during the entire term of the repurchase agreement, shall remain, at least equal to the resale price to the seller provided in the repurchase agreement. Under the terms and conditions of the repurchase agreement, the collateral shall be maintained and held in custody accounts of the Bank as agent for its customers and the Bank shall be given full authorization to deliver to counterparty, upon termination of the repurchase agreement, Financial Assets of the same class and value in place of those deposited as collateral.
(3) Initials of Customer on behalf of the Funds, or for other Participants, initials of the Participants, and initials of Advisers of Participants, required only for initial version of this Schedule and additions of eligible Cash Instruments.

* BILLS, BONDS OR NOTES ISSUED BY THE UNITED STATES TREASURY, OR OTHER SECURITIES GUARANTEED AS TO PRINCIPAL AND INTEREST BY THE GOVERNMENT OF THE UNITED STATES, ITS AGENCIES, INSTRUMENTALITIES OR ESTABLISHMENTS; MORTGAGE-BACKED SECURITIES SPONSORED BY AGENCIES OF THE GOVERNMENT OF THE UNITED STATES; CORPORATE OBLIGATIONS OF DOMESTIC ISSUERS WITH A MINIMUM RATING OF AA BY STANDARD & POOR'S CORPORATION ("S&P") OR AA BY MOODY'S INVESTOR SERVICES, INC. ("MOODY'S"); ASSET-BACKED SECURITIES WITH A MINIMUM RATING OF AAA BY S&P OR AAA BY MOODY'S; OR MONEY MARKET INSTRUMENTS (INCLUDING, BUT NOT LIMITED TO, CERTIFICATES OF DEPOSIT, BANK NOTES, DEPOSIT NOTES, BANKERS' ACCEPTANCES AND COMMERCIAL PAPER ISSUED BY DOMESTIC ISSUERS WITH A MINIMUM RATING OF A-1 BY S&P AND P-1 BY MOODY'S).

                     SCHEDULE B (UNITED STATES CONTRACT) (4)
                                COUNTERPARTY LIST

------------------------------------------------------------ ---------------------------------------------------------
                        AGENT BANKS                                               OTHER ISSUERS
------------------------------------------------------------ ---------------------------------------------------------
ABN Amro NV.                                                 Abbey National Plc.
Allied Irish Bank Plc.                                       Abbey National Treasury Services Plc.
ANZ Banking Group (NZ) Limited                               American Express Corporation
Banco Commercial Portugues                                   Banco Bilbao Vizcaya SA
Banco Espirito Santo e Commercial de Lisboa                  BankAmerica Corporation
Banco Santander SA                                           Bank of America (NT & SA)
Bank Austria AG                                              Bank of New York
Bank Leumi Le Israel                                         Bankers Trust Corporation
Bank of Bermuda                                              Banque ET Caisse D'Epargne De L'Etat (BCEE)
Bank of Ireland                                              Banque Nationale de Paris SA
Bank of Tokyo Mitsubishi                                     Barclays Capital
Banque Brussels Lambert SA                                   Bayerische Hypotheken-und Wechsel Bank AG
Banque Commerciale du Maroc                                  Bayerische Landesbank GZ
Banque Generale du Luxembourg                                Bayerische Vereinsbank AG
Banque Paribas SA                                            Commerzbank AG
Barclays Bank Plc.                                           Commonwealth Bank of Australia
Canadian Imperial Bank of Commerce (CIBC)                    Credit Commercial de France
Ceskoslovenska Obchodni Banka (CSOB)                         Credito Italiano
Chase Manhattan Bank                                         Halifax Plc
Citibank NA                                                  Industrial Bank of Japan
Citibank Budapest Rt.                                        Kredietbank SA
Citibank Mexico SA                                           Lloyds Bank Plc.
Credit Agricole Indosuez SA                                  Midland Bank Plc.
Credit Suisse                                                National Australia Bank Limited
Den Danske Bank                                              National Westminster Bank Plc.
Den norske Bank ASA                                          Nationwide Building Society
Deutsche Bank AG                                             Norddeutsche Landesbank GZ
Dresdner Bank AG                                             Rabobank NV
First Chicago NBD                                            Royal Bank of Scotland Plc.
First National Bank of Southern Africa Limited               Sanwa Bank
Fuji Bank Ltd.                                               Societe Generale Australia Limited
Generale Banque SA                                           Sudwestdeutsche Landesbank GZ
The Hong Kong & Shanghai Banking Corporation Limited         Swiss Bank Corporation (UBS AG)
ING Bank NV                                                  Toronto Dominion Bank
Merita Bank Limited                                          Unibank A/S
National Nominees Ltd. (parent: National Australia
Bank)
Oversea Chinese Banking Corporation Limited
Royal Bank of Canada
Skandinaviska Enskilda Banken
Societe Generale des Banques SA
Standard Chartered Bank Plc.
Svenska Handlesbanken
UBS AG
Westpac Banking Corporation

------------
(4) Subject to change on notice by the Bank, except that the Customer, on behalf of the Funds, the other Participants and the Adviser of each Participant may direct the Bank in writing not to enter into Cash Instrument transactions with specified counterparties.